                                                                     Exhibit 3.7

                               BY-LAWS OF WTA INC.
                               ------------------

                                Table of Contents

ARTICLE I --   Meetings of Stockholders                                     Page
               ------------------------                                     ----
         Section 1.1     Annual Meetings                                       1
         Section 1.2     Special Meetings                                      1
         Section 1.3     Notice of Meeting and Waiver                          1
         Section 1.4     Quorum and Adjournments                               2
         Section 1.5     Conduct of Meetings                                   2
         Section 1.6     Voting                                                2
         Section 1.7     Proxies                                               2
         Section 1.8     Judges of Election                                    2
         Section 1.9     Stockholder Action Without Meeting                    2

ARTICLE II --  Board of Directors
               ------------------

         Section 2.1     Functions and Definition                              3
         Section 2.2     Number and Qualifications                             3
         Section 2.3     Election and Term of Office                           3
         Section 2.4     Vacancies and Additional Directorships                3
         Section 2.5     Meetings, Notice of Meetings and Waiver               3
         Section 2.6     Quorum and Manner of Acting                           4
         Section 2.7     Resignation of Directors                              4
         Section 2.8     Removal of Directors                                  4
         Section 2.9     Compensation of Directors                             5

ARTICLE III -- Committees of the Board
               -----------------------

         Section 3.1     Designation, Power, Alternate Members                 5
                         and Term of Office
         Section 3.2     Meetings, Notices and Records                         5
         Section 3.3     Quorum and Manner of Acting                           6
         Section 3.4     Resignations                                          6
         Section 3.5     Removal                                               6
         Section 3.6     Vacancies                                             6
         Section 3.7     Compensation                                          6

ARTICLE IV --  Officers
               --------

         Section 4.1     Officers                                              6
         Section 4.2     Election, Term of Office and

                         Qualifications                                          7
         Section 4.3     Subordinate Officers and Agent                          7
         Section 4.4     Resignations                                            7
         Section 4.5     Removal                                                 7
         Section 4.6     Vacancies                                               7
         Section 4.7     The Chairman of the Board                               7
         Section 4.8     The President                                           8
         Section 4.9     The Vice Presidents                                     8
         Section 4.10    The Secretary                                           8
         Section 4.11    Assistant Secretaries                                   9
         Section 4.12    The Treasurer                                           9
         Section 4.13    Assistant Treasurer                                    10
         Section 4.14    Salaries                                               10

ARTICLE V

         Section 5.1     Indemnification                                        10

ARTICLE VI -- Execution of Instruments and Deposit of Corporate Funds
              -------------------------------------------------------

         Section 6.1     Certificates Representing Stock                        10
         Section 6.2     Execution of Instruments (Other Than
                         Stock Certificates) Generally                          11
         Section 6.3     Borrowing                                              11
         Section 6.4     Deposits                                               11
         Section 6.5     Checks, Drafts, etc.                                   12
         Section 6.6     Proxies                                                12

ARTICLE VII

         Section 7.1     Record Dates                                           12

ARTICLE VIII

         Section 8.1     Restrictions on Transfer of Stock                      12

ARTICLE IX

         Section 9.1     Corporate Seal                                         12

ARTICLE X

         Section 10.1    Fiscal Year                                            12

ARTICLE XI

         Section 11.1    Amendments                           13

                                     BY-LAWS

                                       OF

                                    WTA Inc.

                            (a Delaware Corporation)

                       __________________________________

                                    ARTICLE I
                                    ---------

                            Meetings of Stockholders
                            ------------------------

     Section 1.1 Annual Meetings. The annual meeting of the stockholders for the
                 ---------------
election of directors and for the transaction of such other business as properly may come before such meeting shall be held each year on such date, and at such time and place within or without the State of Delaware, as may be designated by the Board of Directors.

     Section 1.2 Special Meetings. Special meetings of the stockholders for any
                 ----------------
proper purpose or purposes may be called at any time by the Board of Directors or by the Chairman or Vice Chairman of the Board of Directors, the President, any Vice President or the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer (collectively "the designated officers"), to be held on such date, and at such time and place within or without the State of Delaware, as the Board of Directors or the designated officer whichever has called the meeting, shall direct. A special meeting of the stockholders shall be called by the Board of Directors or designated officer whenever stockholders owning a majority of the shares of the Corporation then issued and outstanding and entitled to vote on matters to be submitted to stockholders of the Corporation shall make application therefor in writing. Any such written request shall state a proper purpose or purposes of the meeting and shall be delivered to any of the designated officers.

     Section 1.3 Notice of Meeting and Waiver. Written notice, signed by any of
                 ----------------------------
the designated officers, of every meeting of stockholders stating the date and time when, and the place where, it is to be held shall be delivered either personally or by mail to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the meeting, except as otherwise provided by law. The purpose or purposes for which the meeting is called may, in the case of an annual meeting, and shall in the case of a special meeting, also be stated. If mailed, such notice shall be directed to a stockholder at his or her address as it shall appear on the stock books of the Corporation, unless he or she shall have filed with the Secretary a written request that notices intended for him or her be mailed to some other address, in which case it shall be mailed to the address designated in such request. Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

     Section 1.4   Quorum and Adjournments. The presence at any meeting, in
                   -----------------------
person or by proxy, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law. In the absence of a quorum, a majority in interest of the stockholders entitled to vote, present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer entitled to preside at or act as secretary of such meeting, may adjourn the meeting from time to time until a quorum shall be present.

     Section 1.5   Conduct of Meeting. Meetings of the stockholders shall be
                   ------------------
presided over by the Chairman of the Board of Directors or, in his absence, by one of the designated officers in the order of seniority if present and acting, or, if none of the designated officers is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

     Section 1.6   Voting. Each share of stock shall entitle the holder thereof
                   ------
to one vote. Directors shall be elected by a plurality of the votes of the shares present in person or the election of directors. Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the certificate of incorporation and these Bylaws. In the election of directors, and for any other action, voting need not be by ballot.

     Section 1.7   Proxies. Any stockholder entitled to vote may vote by proxy,
                   -------
provided that the instrument authorizing such proxy to act shall have been executed in writing (which may include proxies transmitted by telegraph, cable or facsimile) by the stockholder himself or by his or her duly authorized attorney-in-fact.

     Section 1.8   Judges of Election. The Board of Directors may appoint judges
                   ------------------
of election to serve at any election of directors and at balloting on any other matter that may properly come before a meeting of stockholders. If no such appointment come before a meeting of stockholders. If no such appointment shall be made, or if any of the judges so appointed shall fail to attend, or refuse or be unable to serve, then such appointment may be made by the presiding officer at the meeting. The judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect the proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

     Section 1.9   Stockholder Action Without Meeting. Any action required by
                   ----------------------------------
the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the General Corporation Law.

                                   ARTICLE II
                                   ----------

                               Board of Directors
                               ------------------

     Section 2.1   Functions and Definition. The business and affairs of the
                   ------------------------
corporation shall be managed by or under the direction of the Board of Directors of the corporation. The use of the phrase "whole board" herein refers to the total number of directors which the corporation would have if there were no vacancies.

     Section 2.2   Number and Qualifications. The number of directors which
                   -------------------------
shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the stockholders (any such resolution of the stockholders being subject to any later resolution of them). The first Board of Directors and subsequent Boards of Directors shall consist of three directors until the number thereof shall be changed as herein provided. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware.

     Section 2.3   Election and Term of Office. The first Board of Directors
                   ---------------------------
shall be designated by the Incorporator. Thereafter, Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2.3. Each director (whether elected at an annual meeting or to fill a vacancy or otherwise) shall continue in office until his or her successor shall have been elected and qualified or until his or her earlier death, resignation or removal in the manner hereinafter provided.

     Section 2.4   Vacancies and Additional Directorships. If any vacancy shall
                   --------------------------------------
occur among the directors by reason of death, resignation or removal, or as the result of an increase in the number of directorships, a majority of the directors then in office, or a sole remaining director, though less than a quorum, may fill any such vacancy.

     Section 2.5   Meetings, Notice of Meetings and Waiver. A meeting of the
                   ---------------------------------------
Board Directors shall be held for organization, for the election of officers and for the transaction of such other business as may properly come before the meeting, within thirty days after each annual election of directors.

     The Board of Directors by resolution may provide for the holding of regular meetings and may fix the times and places at which such meetings shall be held. Notice of regular meetings shall not be required to be given, provided that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be mailed promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to him or her at his or her residence or usual place of business.

     Special meetings of the Board of Directors may be called by or at the direction of any designated officer or any two directors, except that when the Board of Directors consists of one director then the one director may call a special meeting. Except as otherwise required by law, notice of each special meeting shall be mailed to each director, addressed to him or her at his or her residence or usual place of business, at least three days before the day on which the meeting is to be held, or shall be sent to him or her at such place by telegram, facsimile copy, radio or cable, or telephoned or delivered to him or her personally, not later than the second day before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting, but need not state the purposes thereof, unless otherwise required by law, the Certificate of Incorporation of the Corporation or these By-laws.

     Notice of any meeting need not be given to any director who shall attend such meeting in person or who shall waive notice thereof, before or after such meeting, in a signed writing, except that attendance shall not constitute waiver of notice if said director attends solely for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     Section 2.6   Quorum and Manner of Acting. At each meeting of the Board of
                   ---------------------------
Directors the presence of a majority of the total number of members of the Board of Directors as constituted from time to time, but not less than two, shall be necessary and sufficient to constitute a quorum for the transaction of business, except that when the Board of Directors consists of only two directors or only one director, then one director shall constitute a quorum. In the absence of a quorum, a majority of those present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as adjourned without further notice or waiver. A majority of those present at any meeting at which a quorum is present may decide any question brought before such meeting, except as otherwise provided by law, the Certificate of Incorporation of the Corporation or these By-laws. Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. The Chairman of the Board, if any and if present and acting shall preside at all meetings. Otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

     Section 2.7   Resignation of Directors. Any director may resign at any time
                   ------------------------
by giving written notice of such resignation to the Board of Directors or to any designated officer. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary to make it effective.

     Section 2.8   Removal of Directors. At any special meeting of the
                   --------------------
stockholders, duly called as provided in these Bylaws, any director or directors may be removed from office, either with or without cause, as provided by law. At such meeting a successor or successors may be elected by a plurality of the votes cast, or if any such vacancy is not so filled, it may be filled by the directors as provided in Section 2.3.

     Section 2.9   Compensation of Directors. Directors may receive such
                   -------------------------
reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                  ARTICLE III
                                  -----------

                            Committees of the Board
                            -----------------------

     Section 3.1   Designation, Power, Alternate Members and Term of Office. The
                   --------------------------------------------------------
Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in such resolution and permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation or a facsimile thereof to be affixed to or reproduced on all such papers as said committee shall designate. The Board of Directors may designate one or more directors as alternate members of any committee who, in the order specified by the Board of Directors, may replace any absent or disqualified member at any meeting of the committee. If at a meeting of any committee one or more of the members thereof should be absent or disqualified, and if either the Board of Directors has not so designated any alternate member or members, or the number of absent or disqualified members exceeds the number of alternate members who are present at such meeting, then the member or members of such committee (including alternates) present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. The term of office of the members of each committee shall be as fixed from time to time by the Board of Directors, subject to these By-laws; provided, however, that any committee member who ceases to be a member of the Board of Directors shall likewise cease to be a committee member. Each committee shall appoint a secretary, who may be the Secretary of the Corporation or an Assistant Secretary thereof.

     Section 3.2   Meetings, Notices and Records. Each committee may provide for
                   -----------------------------
the holding of regular meetings, with or without notice, and may fix the times and places at which such meetings shall be held. Special meetings of each committee may be called by or at the direction of its chairman or, if there be no chairman, by or at the direction of any one of its members. Except as otherwise provided by law, notice of each special meeting of a committee shall be mailed to each member of such committee, addressed to him or her at his or her residence or usual place of business, at least three days before the day on which the meeting is to be held, or shall be sent to him or her at such place by telegram, radio or cable, or telephoned or delivered to him or her personally, not later than the second day before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting, but need not state the purposes thereof, unless otherwise required by law, the Certificate of Incorporation of the Corporation or these By-laws.

     Notice of any meeting of a committee need not be given to any member thereof who shall attend such meeting in person or who shall waive notice thereof, before or after such meeting, in a signed writing except that attendance shall not constitute waiver of notice if said director attends solely for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Each committee shall keep a record of its proceedings.

     Section 3.3   Quorum and Manner of Acting. At each meeting of any committee
                   ---------------------------
the presence of a majority of its members then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, except that when a committee consists of one member, then the one member shall constitute a quorum. In the absence of a quorum, a majority of the members present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as adjourned without further notice or waiver. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee. Subject to the foregoing and other provisions of these Bylaws and except as otherwise determined by the Board of Directors, each committee may make rules for the conduct of its business. Any member or members of the Committee or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

     Section 3.4   Resignations. Any member of a committee may resign at any
                   ------------
time by giving written notice of such resignation to the Board of Directors or to any designated officer. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary to make it effective.

     Section 3.5   Removal. Any member of any committee may be removed at any
                   -------
time with or without cause by the Board of Directors.

     Section 3.6   Vacancies. If any vacancy shall occur in any committee by
                   ---------
reason of death, resignation, disqualification, removal or otherwise, the remaining member or members of such committee, so long as a quorum is present, may continue to act until such vacancy is filled by the Board of Directors.

     Section 3.7   Compensation. Committee members may receive such reasonable
                   ------------
compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any committee member from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV
                                   ----------

                                    Officers
                                    --------

     Section 4.1   Officers. The officers of the Corporation shall be a
                   --------
President, a Secretary, a Treasurer, a Chairman of the Board if elected by the Board of Directors, a Vice Chairman of the Board if elected by the Board of Directors, one or more Vice Presidents if elected by the Board of Directors, and such other officers as may be appointed in accordance with the provisions of
Section 4.3.

     Section 4.2   Election, Term of Office and Qualifications. Each officer
                   -------------------------------------------
(except such officers as may be appointed in accordance with the provisions of Section 4.3) shall be elected by the Board of Directors. Each such officer (whether elected at the first meeting of the Board of Directors after the annual meeting of stockholders or to fill a vacancy or otherwise) shall hold his or her office until the first meeting of the Board of Directors after the next annual meeting of stockholders and until his or her successor shall have been elected, or until his or her death, or until he or she shall have resigned in the manner provided in Section 4.4 or shall have been removed in the manner provided in
Section 4.5.

     Section 4.3   Subordinate Officers and Agents. The Board of Directors from
                   -------------------------------
time to time may appoint other officers or agents (including one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers), to hold office for such period, have such authority and perform such duties as are provided in these By-laws or as may be provided in the resolutions appointing them. The Board of Directors may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

     Section 4.4   Resignations. Any officer may resign at any time by giving
                   ------------
written notice of such resignation to the Board of Directors or any designated officer. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary to make it effective.

     Section 4.5   Removal. Any officer specifically designated in Section 4.1
                   -------
may be removed with or without cause at any meeting of the Board of Directors by affirmative vote of a majority of the directors then in office. Any officer or agent appointed in accordance with the provisions of Section 4.3 may be removed with or without cause at any meeting of the Board of Directors by affirmative vote of a majority of the directors present at such meeting, or at any time by any superior officer or agent upon whom such power of removal shall have been conferred by the Board of Directors.

     Section 4.6   Vacancies. A vacancy in any off ice by reason of death,
                   ---------
resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these By-laws for regular election or appointments to such office.

     Section 4.7   The Chairman of the Board. The Chairman of the Board, if one
                   -------------------------
is elected by the Board of Directors, shall be the chief executive officer of the Corporation. He or she shall preside at all meetings of the Board of Directors and at all meetings of stockholders, and shall see that all orders and resolutions of the Board of Directors are carried into effect. Subject to the direction of the Board of Directors, he or she shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers and agents. He or she may sign and execute in the name of the corporation deeds, mortgages, bonds, contracts, agreements or other instruments duly authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. From time to time he or she shall report to the Board of Directors all matters within his or her knowledge which the interests of the Corporation may require to be brought to their attention. He or she shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors or these By-laws.

     Section 4.8   The President. If there is no Chairman of the Board, or in
                   -------------
the absence of the Chairman of the Board, the President shall be the chief executive officer of the Corporation. The President shall, subject to the authority of the Chairman of the Board, if there is one, have all of the powers and duties granted to and imposed upon the Chairman of the Board. The President is charged with the day to day supervision of the business, affairs and property of the Corporation.

     Section 4.9   The Vice Presidents. At the request of the President or in
                   -------------------
his or her absence or disability, the Vice President designated by the Board of Directors shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all restrictions upon the President. Any Vice President may also sign and execute in the name of the corporation deeds, mortgages, bonds, contracts, agreements or other instruments duly authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. Each Vice President shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, or the chairman of the Board, or the President or these By-laws.

     Section 4.10  The Secretary. The Secretary shall
                   -------------

             (a) record all the proceedings of the meetings of the stockholders, the Board of Directors, and any committees in a book or books to be kept for that purpose;

             (b) cause all notice to be duly given in accordance with the provisions of these By-laws and as required by law;

             (c) whenever any committee shall be appointed in pursuance of a resolution of the Board of Directors, furnish the chairman of such committee f with a copy of such resolution;

             (d) be custodian of the records and of the seal of the Corporation, and cause such seal to be affixed to or a facsimile to be reproduced on all certificates representing stock of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized;

             (e) see that the lists, books, reports, statements, certificates and other documents and records required by law are properly kept and filed;

             (f) have charge of the stock and transfer books of the Corporation, and exhibit such stock book at all reasonable times to such persons as are entitled by law to have access thereto; and

             (g) in general, perform all duties incident to the office of Secretary and have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President or these By-laws.

     Section 4.11  Assistant Secretaries. At the request of the Secretary or in
                   ---------------------
his or her absence or disability, the Assistant Secretary designated by him or her (or in the absence of such designation, the Assistant Secretary designated by the Board of Directors or of the Chairman of the Board or the President) shall perform all the duties of the Secretary, and, when so acting, shall have all the powers of and be subject to all restrictions upon the Secretary. Each Assistant Secretary shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the President, the Secretary or these By-laws.

     Section 4.12 The Treasurer. The Treasurer shall
                  -------------

             (a) have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the Corporation;

             (b) cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with Section 5.3 or to be otherwise dealt with in such manner as the Board of Directors may direct;

             (c) cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositories of the Corporation, and cause to be taken and preserved proper vouchers for all monies disbursed;

             (d) render to the Board of Directors, the Chairman of the Board or the President, whenever requested, a statement of the financial condition of the Corporation and of all of his or her transactions as Treasurer;

             (e) cause to be kept at the Corporation's principal office correct books of account of all its business and transactions and such duplicate books of account as he or she shall determine and upon application cause such books or duplicates thereof to be exhibited to any director;

             (f) be empowered, from time to time, to require from the officers or agents of the Corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation; and

             (g) in general, perform all duties incident to the office of Treasurer and have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President or these By-laws.

     Section 4.13  Assistant Treasurer. At the request of the Treasurer or in
                   -------------------
his or her absence or disability, the Assistant Treasurer designated by him (or in the absence of such designation, the Assistant Treasurer designated by the Board of Directors or the President) shall perform all the duties of the Treasurer, and, when so acting, shall have all the powers of and be subject to all restrictions upon the Treasurer. Each Assistant Treasurer shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President, the Treasurer or these By-laws.

     Section 4.14  Salaries. The salaries of the officers of the Corporation, if
                   --------
any, shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person the power to fix the salaries or other compensation of any officers or agents appointed in accordance with the provisions of Section 4.3. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

                                    ARTICLE V
                                    ---------

     Section 5.1   Indemnification. The Corporation shall indemnify, in the
                   ---------------
manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, fiduciary, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Unless otherwise permitted by law, the indemnification provided for herein shall be made only as authorized in the specific case upon a determination, in the manner provided by law, that indemnification of the director, officer, employee or agent is proper in the circumstances. The Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him or her. To the full extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

                                   ARTICLE VI
                                   ----------

                          Execution of Instruments and
                          ----------------------------
                           Deposit of Corporate Funds
                           --------------------------

     Section 6.1   Certificates Representing Stock. Certificates representing
                   -------------------------------
stock in the corporation shall be signed by, or in the name of, the corporation by any of the designated officers. Any or all the signatures on any such. certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

     Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

     The corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may, in their discretion, require the owner of the lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

     Section 6.2   Execution of Instruments (Other Than Stock Certificates)
                   --------------------------------------------------------
Generally. Any designated officer, subject to the approval of the Board of
---------
Directors, may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authorization may be general or confined to specific instances.

     Section 6.3   Borrowing. No loans or advances shall be obtained or
                   ---------
contracted for, by or on behalf of the Corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Any officer or agent of the Corporation thereunto so authorized may obtain loans and advances for the Corporation, and for such loans and advances may make, execute and deliver promissory notes, bonds, or other evidences of indebtedness of the Corporation. Any officer or agent of the Corporation thereunto so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.

     Section 6.4   Deposits. All funds of the Corporation not otherwise employed
                   --------
shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may select, or as may be selected by any officer or officers or agent or agents authorized so to do by the Board of Directors. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries shall be made in such manner as the Board of Directors from time to time may determine.

     Section 6.5   Checks, Drafts, etc. All checks, drafts or other orders for
                   -------------------
the payment of money, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or agent or agents of the Corporation, and in such manner, as from time to time shall be determined by the Board of Directors.

     Section 6.6   Proxies. Proxies to vote with respect to shares of stock of
                   -------
other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman, the President or any Vice President or by any other person or persons thereunto authorized by the Board of Directors.

                                  ARTICLE VII
                                  -----------

                                  Record Dates
                                  ------------

     Section 7.1 In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be not more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board of Directors.

                                  ARTICLE VIII
                                  ------------

                        Restrictions on Transfer of Stock
                        ---------------------------------

     Section 8.1. No restrictions on transfer of shares of the Corporation are imposed by these By-laws, but may be imposed in any other manner permitted by law.

                                  ARTICLE IX
                                  ----------

                                 Corporate Seal
                                 --------------

     Section 9.1. The corporate seal shall be circular in form and shall bear the name of the Corporation and words and figures denoting its organization under the laws of the State of Delaware and year thereof and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.

                                   ARTICLE X
                                   ---------

                                  Fiscal Year
                                  -----------

     Section 10.1. The fiscal year of the Corporation shall end at the same time and on the same date as the fiscal year of

                                   ARTICLE XI
                                   ----------

                                   Amendments
                                   ----------

     Section 11.1. All By-laws of the Corporation may be amended or repealed, and new By-laws may be made, by an affirmative majority of the votes cast at any meeting of the Board of Directors.

     I HEREBY CERTIFY that the foregoing is a full, true and correct copy of the Bylaws of WTA Inc., a Delaware corporation, as in effect on the date hereof.

     WITNESS my hand and the seal of the corporation.

     Dated: November 8, 1990

                                                     /s/ Edwin F. Bush II

                                                     ___________________________
                                                     Secretary of WTA Inc.


(SEAL)